Offer to Exchange
11% Series A Mandatorily Convertible Senior Subordinated Notes due 2013 and
either 12% Series A-1 Mandatorily Convertible Preferred Stock
or 12% Series B Mandatorily Convertible Preferred Stock
for any and all outstanding shares of
13 1/4% Cumulative Junior Exchangeable Preferred Stock (CUSIP No. 46205A400) and
9 3/4% Series A Convertible Preferred Stock (CUSIP Nos. 46205A301 and 46205A202)

and Consent Solicitation
of
ION MEDIA NETWORKS, INC.

THE EXCHANGE OFFER AND CONSENT SOLICITATION WILL EXPIRE AT 12:01 A.M., NEW YORK CITY TIME, ON JULY 10, 2007, UNLESS EXTENDED OR EARLIER TERMINATED (SUCH TIME AND DATE, AS THE SAME MAY BE EXTENDED, THE “EXPIRATION DATE”). TENDERS OF PREFERRED STOCK MAY BE WITHDRAWN AT ANY TIME PRIOR TO 12:01 A.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

To Our Clients:

Enclosed for your consideration is an Offer to Exchange and Consent Solicitation, dated June 8, 2007 (the “Offer to Exchange”), and the related Letter of Transmittal and Consent (which together, as amended, supplemented or otherwise modified from time to time, collectively constitute the “Exchange Offer”) relating to the offer of ION Media Networks, Inc., a Delaware corporation (the “Company”) to exchange any and all of its outstanding 13 1/4% Cumulative Junior Exchangeable Preferred Stock (currently accruing dividends at the rate of 14 1/4%) (the “14 1/4% Preferred Stock”) and any and all of its outstanding 9 3/4% Series A Convertible Preferred Stock (the “9 3/4% Preferred Stock,” and together with the 14 1/4% Preferred Stock, the “Senior Preferred Stock”) for its newly issued 11% Series A Mandatorily Convertible Senior Subordinated Notes due 2013 (the “Series A Notes”) and, depending on the participation level in the Exchange Offer, either its newly issued 12% Series A-1 Mandatorily Convertible Preferred Stock (the “Series A-1 Convertible Preferred Stock”) or its newly issued 12% Series B Mandatorily Convertible Preferred Stock (the “12% Series B Convertible Preferred Stock,” and together with the Series A Notes and the Series A-1 Convertible Preferred Stock, the “Exchange Securities”), upon the terms and subject to the conditions specified in the Offer to Exchange.

The Company is also soliciting consents (the “Consent Solicitation”) from holders of each of the series of Senior Preferred Stock to (A) amend the applicable certificate of designation governing such series of Senior Preferred Stock to eliminate (i) all voting rights, other than voting rights required by law, (ii) our obligation to repurchase the Senior Preferred Stock upon a change of control, (iii) all redemption rights, (iv) in the case of the 14 1/4% Preferred Stock, all exchange rights, and (v) substantially all of the restrictive covenants applicable to such series of Senior Preferred Stock (the “Proposed Amendments”) and (B) approve the issuance of Series A-1 Convertible Preferred Stock and Series A-2 Convertible Preferred Stock, which will rank senior to any unexchanged Senior Preferred Stock (the “Senior Issuance”).

Holders of Senior Preferred Stock cannot tender their shares of Senior Preferred Stock in the Exchange Offer without delivering their authorization to the Exchange Agent to consent to the Proposed Amendments and Senior Issuance.

YOUR PROMPT ACTION IS REQUESTED. THE EXCHANGE OFFER AND CONSENT SOLICITATION WILL EXPIRE AT 12:01 A.M., NEW YORK CITY TIME, ON JULY 10, 2007, UNLESS EXTENDED OR EARLIER TERMINATED (SUCH TIME AND DATE, AS THE SAME MAY BE EXTENDED OR EARLIER TERMINATED, THE “EXPIRATION DATE”). TENDERS OF SENIOR PREFERRED STOCK MAY BE WITHDRAWN AT ANY TIME PRIOR TO 12:01 A.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

In order to accept the Exchange Offer and consent to the Proposed Amendments and the Senior Issuance, a duly executed and properly completed Letter of Transmittal and Consent and any required signature guarantees, or an Agent’s Message (as defined in the Offer to Exchange) in connection with a book-entry delivery of Senior Preferred Stock, and any other required documents, must be received by the Exchange Agent by 12:01 A.M., New York City time, on July 10, 2007. Guaranteed delivery procedures are not available in this Exchange Offer and Consent Solicitation.

This material is being forwarded to you as the beneficial owner of the Senior Preferred Stock held by us for your account but not registered in your name. A tender of such Senior Preferred Stock may only be made by us as the holder of record and pursuant to your instructions.

Accordingly, we request instructions as to whether you wish us to tender on your behalf the Senior Preferred Stock held by us for your account and consent to the Proposed Amendments and the Senior Issuance, pursuant to the terms and conditions set forth in the enclosed Offer to Exchange. Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Senior Preferred Stock and consent on your behalf to the Proposed Amendments and the Senior Issuance in accordance with the terms and conditions of the Exchange Offer and Consent Solicitation.

Your attention is directed to the following:

1.	The Exchange Offer and Consent Solicitation are for any and all outstanding shares of 14 1/4% Preferred Stock and 9 3/4% Preferred Stock.

2.	The Exchange Offer and Consent Solicitation are subject to certain conditions set forth in the Offer to Exchange in the section captioned “The Exchange Offer and Consent Solicitation — Conditions of the Exchange Offer.”

3.	The Exchange Offer and Consent Solicitation and withdrawal rights expire at 12:01 A.M., New York City time, on July 10, 2007, unless extended by the Company.

4.	The terms of the Exchange Offer and Consent Solicitation require that you tender all shares that you own of both the 14 1/4% Preferred Stock and 9 3/4% Preferred Stock. The company is entitled to reject partial tenders.

5.	By tendering your Senior Preferred Stock in accordance with the procedures described in the Offer to Exchange, you will also authorize the Exchange Agent to consent to the Proposed Amendments and the Senior Issuance on your behalf on the record date.

If you wish to have us tender your Senior Preferred Stock and consent to the Proposed Amendments and the Senior Issuance, please so instruct us by completing, executing and returning to us the instruction form on the back of this letter.

INSTRUCTIONS WITH RESPECT TO
the
Offer to Exchange
11% Series A Mandatorily Convertible Senior Subordinated Notes due 2013 and
either 12% Series A-1 Mandatorily Convertible Preferred Stock due 2013
or 12% Series B Mandatorily Convertible Preferred Stock due 2013
for any and all outstanding shares of
13 1/4% Cumulative Junior Exchangeable Preferred Stock (CUSIP No. 46205A400) and
9 3/4% Series A Convertible Preferred Stock (CUSIP Nos. 46205A301 and 46205A202)

and Consent Solicitation
of
ION MEDIA NETWORKS, INC.

The undersigned acknowledge(s) receipt of your letter and the enclosed materials referred to therein relating to the Exchange Offer and Consent Solicitation made by the Company with respect to its Senior Preferred Stock.

This will instruct you to tender all the Senior Preferred Stock held by you for the account of the undersigned, upon and subject to the terms and conditions set forth in the Offer to Exchange as set forth below.

This will also instruct you to authorize the Exchange Agent to deliver the consent of the undersigned to the Proposed Amendments and the Senior Issuance in the Consent Solicitation, upon and subject to the terms of the Exchange Offer and Consent Solicitation.

The undersigned expressly agrees to be bound by the terms of the Exchange Offer and Consent Solicitation as set forth in the Offer to Exchange and such terms may be enforced against the undersigned.

13 1/4% Cumulative Junior Exchangeable Preferred Stock

☐	Please tender all shares of 13 1/4% Cumulative Junior Exchangeable Preferred Stock (referred to as the 14 1/4% Preferred Stock) held by you for my account as indicated below and consent to the Proposed Amendments and the Senior Issuance in the Consent Solicitation.

9 3/4% Series A Convertible Preferred Stock

☐	Please tender all shares of 9 3/4% Series A Convertible Preferred Stock held by you for my account as indicated below and consent to the Proposed Amendments and the Senior Issuance in the Consent Solicitation.

Dated: _ _

Signature(s) of Holder(s)

Name(s)

Capacity (full title)

Address

Area Code and Telephone Number

Tax ID No. or Social Security No.

None of the Senior Preferred Stock held by us for your account will be tendered unless we receive written instructions from you to do so.